Exhibit 99.1

NEW JERSEY RESOURCES REPORTS FISCAL 2025
FOURTH-QUARTER AND YEAR-END RESULTS

WALL, N.J., November 19, 2025 — New Jersey Resources Corporation (NYSE: NJR) today reported financial and operating results for its fiscal 2025 fourth quarter and year-ended September 30, 2025.

Financial Highlights:
Annual
•	Fiscal 2025 net income totaled $335.6 million, or $3.35 per share, compared with $289.8 million, or $2.94 per share, in fiscal 2024
•	Fiscal 2025 consolidated net financial earnings (NFE), a non-GAAP financial measure, totaled $329.6 million, or $3.29 per share, compared with $290.8 million, or $2.95 per share, in fiscal 2024
•	Achieved high end of fiscal 2025 net financial earnings per share (NFEPS) guidance range of $3.20 to $3.30, which was increased in the second quarter of fiscal 2025
•	Fiscal 2025 marks the fifth consecutive year that NJR has outperformed its initial annual NFEPS guidance
Quarterly
•	Fiscal 2025 fourth-quarter consolidated net income of $15.1 million, or $0.15 per share, compared with $91.1 million, or $0.92 per share, in the fourth quarter of fiscal 2024
•
Fiscal 2025 fourth-quarter consolidated NFE of $16.2 million, or $0.16 per share, compared with $88.7 million, or $0.89 per share, in the fourth quarter of fiscal 2024. The decrease reflects higher operating revenue in the prior year period at Energy Services from the Asset Management Agreements (AMAs) signed in December 2020.

Operating Highlights
•	New Jersey Natural Gas (NJNG): Record investment under SAVEGREEN® energy efficiency program of $98 million
•	Clean Energy Ventures (CEV): Placed a record 93 megawatts (MW*) of in-service capacity in fiscal 2025, the highest annual installed capacity in its history
•	Storage and Transportation (S&T):
–
Adelphia Gateway (Adelphia): Filed an offer of settlement with the Federal Energy Regulatory Commission (FERC) during the fourth quarter of fiscal 2025, and received the order approving settlement on November 4, 2025.

–	Leaf River Energy Center (Leaf River): Submitted an application to FERC on October 31, 2025 to increase its certificated natural gas storage capacity by 17.6 BCF
•	Energy Services (ES): Benefitted from natural gas volatility during the 2025 winter period, contributing to NFEPS guidance increase
•	Home Services: Reported higher revenues in fiscal 2025 and was named a Ruud Top Twenty Pro Partner Contractor for the 9th consecutive year

Fiscal 2026 Outlook
•	Maintains 7 to 9 percent long-term NFEPS growth target, starting from a fiscal 2025 base of $2.83 per share**
•	Introduces fiscal 2026 NFEPS guidance range of $3.03 to $3.18

* All MWs noted in DC
** 7% - 9% growth would imply a NFEPS range of $3.03 - $3.08

NJR Reports Fiscal 2025 Fourth Quarter and Year-End Results

Management Commentary
Steve Westhoven, President and CEO of New Jersey Resources, stated, “Fiscal 2025 was another strong year for NJR. We delivered NFEPS at the high end of our guidance range, surpassing our initial annual NFEPS guidance for the fifth consecutive year. We believe our performance reflects the strength of our complementary businesses, including record investments at NJNG, the highest annual installed capacity additions by CEV in our history, and strategic milestones at Adelphia Gateway and Leaf River."

Mr. Westhoven continued, "Looking ahead, we remain focused on delivering long-term value for our shareowners. Our fiscal 2026 NFEPS guidance of $3.03 to $3.18 reflects our confidence in achieving our 7 to 9 percent long-term NFEPS growth target. We believe our capital plan through 2030—driven by investment in our natural gas utility, disciplined capital deployment at CEV, and expansion opportunities at S&T—demonstrates a long-term vision for sustaining performance and creating enduring value. We believe this balanced, forward-looking strategy positions NJR to deliver consistent results and strengthen shareholder value.”

Fiscal 2026 NFEPS Guidance
NJR is introducing its fiscal 2026 NFEPS guidance range of $3.03 to $3.18, subject to the risks and uncertainties identified below under "Forward-Looking Statements."

The following chart represents NJR’s current expected NFE contributions from its business segments for fiscal 2026:

Segment	Expected fiscal 2026 net financial earnings contribution
New Jersey Natural Gas	67 to 72 percent
Clean Energy Ventures	10 to 15 percent
Storage and Transportation	8 to 12 percent
Energy Services	5 to 10 percent
Home Services and Other	1 to 2 percent

In providing fiscal 2026 NFE guidance, management is aware that there could be differences between reported GAAP net income and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

Financial Metrics
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
($ in Thousands, except per share data)	2025	2024	2025	2024
Net income	$15,072	$91,126	$335,627	$289,775
Basic EPS	$0.15	$0.92	$3.35	$2.94
Net financial earnings*	$16,229	$88,707	$329,617	$290,828
Basic net financial earnings per share*	$0.16	$0.89	$3.29	$2.95

*A reconciliation of net income to NFE for the three and twelve months ended September 30, 2025 and 2024, respectively is provided in the financial statements below.

NJR Reports Fiscal 2025 Fourth Quarter and Year-End Results

Net Financial Earnings (Loss) by Business Segment

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2025	2024	2025	2024
New Jersey Natural Gas	$(7,977)	$(19,000)	$213,541	$133,400
Clean Energy Ventures	23,841	35,470	61,156	33,662
Storage and Transportation	4,636	2,468	18,541	12,229
Energy Services	(4,532)	68,284	34,868	111,515
Home Services and Other	(825)	(639)	(407)	26
Subtotal	15,143	86,583	327,699	290,832
Eliminations	1,086	2,124	1,918	(4)
Total	$16,229	$88,707	$329,617	$290,828

New Jersey Natural Gas (NJNG)
NJNG reported fourth-quarter fiscal 2025 net financial loss of $(8.0) million, compared to net financial loss of $(19.0) million during the same period in fiscal 2024. Fiscal 2025 NFE totaled $213.5 million, compared with NFE of $133.4 million in fiscal 2024. The improvement in NFE for both the quarter and full year was primarily driven by higher utility gross margin resulting from NJNG's recent base rate case settlement, partially offset by higher depreciation expense.

Customers:

•
At September 30, 2025, NJNG serviced approximately 589,000 customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex, Sussex and Burlington counties, compared to approximately 583,000 customers at September 30, 2024.

Infrastructure Update:

•
NJNG's Infrastructure Investment Program (IIP) is a five-year, $150 million accelerated recovery program that began in fiscal 2021. IIP consists of a series of infrastructure projects designed to enhance the safety and reliability of NJNG's natural gas distribution system. During fiscal 2025, NJNG invested $40.0 million under the program on various distribution system reinforcement projects.

Basic Gas Supply Service (BGSS) Incentive Programs:

•
BGSS incentive programs contributed $18.4 million to utility gross margin during fiscal 2025, compared with $17.9 million in fiscal 2024. This increase was primarily driven by higher margins from storage incentives.

For more information on utility gross margin, please see "Non-GAAP Financial Information" below.

Energy-Efficiency Programs:

•
SAVEGREEN® invested a record $98.0 million in fiscal 2025 in energy-efficiency upgrades for customers' homes and businesses. During fiscal 2025, NJNG recovered $15.7 million of its outstanding investments (program expenses, eligible for recovery) through its energy-efficiency rate. Investments in SAVEGREEN® are incremental to rate base and earn near-real time returns through a rider that is updated annually.

NJR Reports Fiscal 2025 Fourth Quarter and Year-End Results

Clean Energy Ventures (CEV)
CEV reported fourth-quarter fiscal 2025 NFE of $23.8 million, compared with $35.5 million during the same period in fiscal 2024. The decrease was primarily due to lower Solar Renewable Energy Certificate (SREC) sales and the absence of contributions from the residential solar portfolio, which was sold in November 2024.

Fiscal 2025 NFE totaled $61.2 million, compared with NFE of $33.7 million in fiscal 2024. The year-over-year increase was largely driven by the gain on the sale of its residential solar portfolio.

Solar Investment Update:
•	In fiscal 2025, CEV placed eleven commercial projects into service, adding 93.6 MW to installed capacity.
•	As of September 30, 2025, CEV had approximately 479 MW of commercial solar capacity in service across New Jersey, New York, Connecticut, Pennsylvania, Rhode Island, Indiana, and Michigan.

Storage and Transportation (S&T)
S&T reported fourth-quarter fiscal 2025 NFE of $4.6 million, compared with NFE of $2.5 million during the same period in fiscal 2024. Fiscal 2025 NFE totaled $18.5 million, compared with NFE of $12.2 million in fiscal 2024. NFE increased during both periods mainly due to an increase in operating revenues at Leaf River.

•
Adelphia: On September 30, 2024, Adelphia filed a Section 4 rate case with the FERC seeking approval to revise its transportation cost-of-service rates to reflect investments made in its pipeline system. On June 26, 2025, Adelphia reached a settlement in principle with customers participating in the rate case. Adelphia filed an offer of settlement with the FERC during the fourth quarter of fiscal 2025, and received the order approving settlement on November 4, 2025.

•	Leaf River: On October 31, 2025 Leaf River submitted an application to FERC to increase its certificated natural gas storage capacity by 17.6 BCF.

Energy Services (ES)
ES reported fourth-quarter fiscal 2025 net financial loss of $(4.5) million, compared with NFE of $68.3 million for the same period in fiscal 2024.  Fiscal 2025 NFE totaled $34.9 million, compared with NFE of $111.5 million in fiscal 2024. The decrease in NFE for both the fiscal 2025 fourth quarter and year was due to expected lower contribution from the AMAs signed in December 2020 compared to the prior year.

Home Services and Other Operations
Home Services and Other Operations reported fourth-quarter fiscal 2025 net financial loss of $(0.8) million, compared to a net financial loss of $(0.6) million for the same period in fiscal 2024. Fiscal 2025 net financial loss totaled $(0.4) million, compared with breakeven NFE in fiscal 2024.

Capital Expenditures and Cash Flows:
•
During fiscal 2025, capital expenditures were $752.5 million, including accruals, compared with $575.1 million in fiscal 2024. The increase in capital expenditures was primarily due to higher expenditures at NJNG and CEV.

•
NJR expects to deploy between $4.8 billion and $5.2 billion in capital expenditures through 2030, with utility spending at NJNG representing over 60% of the investment, all planned CEV capital expenditures safe-harbored to preserve tax credit eligibility, and strategic growth opportunities at S&T supporting long-term value creation.

•	During fiscal 2025, cash flows from operations increased to $466.3 million, compared to cash flows from operations of $427.4 million in fiscal 2024, due primarily to an increase in base rates at NJNG.

NJR Reports Fiscal 2025 Fourth Quarter and Year-End Results

Conference Call to be Webcast on November 20, 2025
New Jersey Resources will host a live webcast of its fiscal 2025 fourth quarter and year-end financial results on Thursday, November 20, 2025, at 10 a.m. ET. A few minutes prior to the webcast, visit www.njresources.com and select “Investor Relations.” Scroll down and click the webcast link under “Latest Events” on the right side of the page.

Forward-Looking Statements:
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as expectations regarding future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, statements regarding NJR’s NFEPS guidance for fiscal 2026, projected NFEPS growth rates and our guidance range, forecasted contributions of business segments to NJR’s NFE for fiscal 2026, our capital plan through 2030, including our capital expenditure projections through 2030, infrastructure programs and investments, future decarbonization opportunities including IIP, Energy Efficiency programs; and other legal and regulatory expectations, and statements that include other projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the U.S. Securities and Exchange Commission (SEC), including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s website, http://www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Information:
This earnings release includes the non-GAAP financial measures NFE/net financial loss, NFE per basic share, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE and financial margin exclude unrealized gains or losses on derivative instruments related to NJR’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services, net of applicable tax adjustments as described below. Financial margin also differs from gross margin as defined on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization [expenses] as well as the effects of derivatives as discussed above. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJR Energy Services Company.

NJR Reports Fiscal 2025 Fourth Quarter and Year-End Results

NJNG’s utility gross margin is defined as operating revenues less natural gas purchases, sales tax, and regulatory rider expenses. This measure differs from gross margin as presented on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization. Utility gross margin may also not be comparable to the definition of gross margin used by others in the natural gas distribution business and other industries. Management believes that utility gross margin provides a meaningful basis for evaluating utility operations since natural gas costs, sales tax and regulatory rider expenses are included in operating revenues and passed through to customers and, therefore, have no effect on utility gross margin.

Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Annual Report on Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

•
New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains natural gas transportation and distribution infrastructure to serve customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex, Sussex and Burlington counties.

•	Clean Energy Ventures invests in, owns and operates solar projects, providing customers with low-carbon solutions.

•
Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•
Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway pipeline, as well as our 50% equity ownership in the Steckman Ridge natural gas storage facility.

•
Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its over 1,300 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as SAVEGREEN®.

For more information about NJR:
www.njresources.com/.

Follow us on X.com (Twitter) @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.

NJR Reports Fiscal 2025 Fourth Quarter and Year-End Results

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands, except per share data)	2025	2024	2025	2024
OPERATING REVENUES
Utility	$144,938	$104,753	$1,301,496	$1,018,482
Nonutility	191,140	291,027	734,916	778,057
Total operating revenues	336,078	395,780	2,036,412	1,796,539
OPERATING EXPENSES
Gas purchases
Utility	47,128	31,493	521,103	405,332
Nonutility	84,934	78,960	372,211	304,426
Related parties	1,300	1,740	5,952	7,147
Operation and maintenance	110,700	88,596	410,506	394,636
Regulatory rider expenses	5,243	3,566	87,199	60,327
Depreciation and amortization	48,478	45,298	188,774	166,567
Gain on sale of assets	(2,108)	—	(58,200)	—
Total operating expenses	295,675	249,653	1,527,545	1,338,435
OPERATING INCOME	40,403	146,127	508,867	458,104
Other income, net	6,581	10,237	46,244	41,553
Interest expense, net of capitalized interest	30,483	36,012	128,595	130,275
INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	16,501	120,352	426,516	369,382
Income tax provision	3,121	30,787	96,956	84,906
Equity in earnings of affiliates	1,692	1,561	6,067	5,299
NET INCOME	$15,072	$91,126	$335,627	$289,775

EARNINGS PER COMMON SHARE
Basic	$0.15	$0.92	$3.35	$2.94
Diluted	$0.15	$0.91	$3.33	$2.92

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	100,458	99,308	100,244	98,634
Diluted	101,024	99,964	100,788	99,289

NJR Reports Fiscal 2025 Fourth Quarter and Year-End Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2025	2024	2025	2024
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net income	$15,072	$91,126	$335,627	$289,775
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(2,054)	(4,286)	(12,126)	19,574
Tax effect	488	1,018	2,882	(4,652)
Effects of economic hedging related to natural gas inventory	3,495	1,266	4,242	(18,192)
Tax effect	(830)	(301)	(1,008)	4,323
NFE tax adjustment	58	(116)	—	—
Net financial earnings	$16,229	$88,707	$329,617	$290,828

Weighted Average Shares Outstanding
Basic	100,458	99,308	100,244	98,634
Diluted	101,024	99,964	100,788	99,289

A reconciliation of basic earnings per share, the closest GAAP financial measure, to basic net financial earnings per share is as follows:

Basic earnings per share	$0.15	$0.92	$3.35	$2.94
Add:
Unrealized (gain) loss on derivative instruments and related transactions	$(0.02)	$(0.04)	$(0.12)	$0.20
Tax effect	$0.01	$—	$0.03	$(0.05)
Effects of economic hedging related to natural gas inventory	$0.03	$0.01	$0.04	$(0.18)
Tax effect	$(0.01)	$—	$(0.01)	$0.04
Basic net financial earnings per share	$0.16	$0.89	$3.29	$2.95

NFE is a measure of earnings based on the elimination of timing differences to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, SRECs and foreign currency contracts. Consequently, to reconcile net income and NFE, current-period unrealized gains and losses on the derivatives are excluded from NFE as a reconciling item. Realized derivative gains and losses are also included in current-period net income. However, NFE includes only realized gains and losses related to natural gas sold out of inventory, effectively matching the full earnings effects of the derivatives with realized margins on physical natural gas flows. NFE also excludes certain transactions associated with equity method investments, including impairment charges, which are non-cash charges, and return of capital in excess of the carrying value of our investment. These are not indicative of the Company's performance for its ongoing operations. Included in the tax effects are current and deferred income tax expense corresponding with the components of NFE.

NJR Reports Fiscal 2025 Fourth Quarter and Year-End Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES (continued)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2025	2024	2025	2024
NATURAL GAS DISTRIBUTION

A reconciliation of gross margin, the closest GAAP financial measure, to utility gross margin is as follows:

Operating revenues	$145,178	$105,091	$1,302,617	$1,019,832
Less:
Natural gas purchases	48,748	33,817	528,992	414,635
Operating and maintenance (1)	29,938	22,935	120,175	113,984
Regulatory rider expense	5,243	3,566	87,199	60,327
Depreciation and amortization	36,584	29,620	140,368	112,492
Gross margin	24,665	15,153	425,883	318,394
Add:
Operating and maintenance (1)	29,938	22,935	120,175	113,984
Depreciation and amortization	36,584	29,620	140,368	112,492
Utility gross margin	$91,187	$67,708	$686,426	$544,870
(1) Excludes selling, general and administrative expenses of $25.7 million and $23.6 million for the three months ended September 30, 2025 and 2024, respectively, and $110.7 million and $111.3 million for the fiscal years ended September 30, 2025 and 2024, respectively.

ENERGY SERVICES

A reconciliation of gross margin, the closest GAAP financial measure, to Energy Services' financial margin is as follows:

Operating revenues	$81,909	$178,420	$453,457	$485,391
Less:
Natural Gas purchases	84,935	79,097	372,431	305,938
Operation and maintenance (1)	1,478	1,583	14,959	23,189
Depreciation and amortization	48	47	187	205
Gross margin	(4,552)	97,693	65,880	156,059
Add:
Operation and maintenance (1)	1,478	1,583	14,959	23,189
Depreciation and amortization	48	47	187	205
Unrealized (gain) loss on derivative instruments and related transactions	(2,054)	(4,287)	(12,126)	24,449
Effects of economic hedging related to natural gas inventory	3,495	1,266	4,242	(18,192)
Financial margin	$(1,585)	$96,302	$73,142	$185,710
(1) Excludes selling, general and administrative expenses of $0.3 million and $0.5 million for the three months ended September 30, 2025 and 2024, respectively, and $1.1 million and $1.8 million for the fiscal years ended September 30, 2025 and 2024, respectively.

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net (loss) income	$(5,689)	$70,703	$40,878	$106,745
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(2,054)	(4,287)	(12,126)	24,449
Tax effect	488	1,019	2,882	(5,810)
Effects of economic hedging related to natural gas	3,495	1,266	4,242	(18,192)
Tax effect	(830)	(301)	(1,008)	4,323
NFE tax adjustment	58	(116)	—	—
Net financial (loss) earnings	$(4,532)	$68,284	$34,868	$111,515

NJR Reports Fiscal 2025 Fourth Quarter and Year-End Results

FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands, except per share data)	2025	2024	2025	2024
NEW JERSEY RESOURCES

Operating Revenues
Natural Gas Distribution	$145,178	$105,091	$1,302,617	$1,019,832
Clean Energy Ventures	66,098	71,295	112,501	130,563
Energy Services	81,909	178,420	453,457	485,391
Storage and Transportation	27,349	24,830	106,413	96,209
Home Services and Other	15,799	16,540	62,888	62,635
Sub-total	336,333	396,176	2,037,876	1,794,630
Eliminations	(255)	(396)	(1,464)	1,909
Total	$336,078	$395,780	$2,036,412	$1,796,539

Operating (Loss) Income
Natural Gas Distribution	$(1,073)	$(8,399)	$315,182	$207,118
Clean Energy Ventures	36,048	51,637	88,416	58,652
Energy Services	(4,811)	97,241	64,750	154,279
Storage and Transportation	9,354	6,027	35,467	27,198
Home Services and Other	(1,748)	684	(81)	2,642
Sub-total	37,770	147,190	503,734	449,889
Eliminations	2,633	(1,063)	5,133	8,215
Total	$40,403	$146,127	$508,867	$458,104

Equity in Earnings of Affiliates
Storage and Transportation	$783	$956	$3,813	$2,816
Eliminations	909	605	2,254	2,483
Total	$1,692	$1,561	$6,067	$5,299

Net (Loss) Income
Natural Gas Distribution	$(7,977)	$(19,000)	$213,541	$133,400
Clean Energy Ventures	23,841	35,470	61,156	33,662
Energy Services	(5,689)	70,703	40,878	106,745
Storage and Transportation	4,636	2,468	18,541	12,229
Home Services and Other	(825)	(639)	(407)	26
Sub-total	13,986	89,002	333,709	286,062
Eliminations	1,086	2,124	1,918	3,713
Total	$15,072	$91,126	$335,627	$289,775

Net Financial (Loss) Earnings
Natural Gas Distribution	$(7,977)	$(19,000)	$213,541	$133,400
Clean Energy Ventures	23,841	35,470	61,156	33,662
Energy Services	(4,532)	68,284	34,868	111,515
Storage and Transportation	4,636	2,468	18,541	12,229
Home Services and Other	(825)	(639)	(407)	26
Sub-total	15,143	86,583	327,699	290,832
Eliminations	1,086	2,124	1,918	(4)
Total	$16,229	$88,707	$329,617	$290,828

Throughput (Bcf)
NJNG, Core Customers	17.5	15.1	99.6	90.5
NJNG, Off System/Capacity Management	14.8	8.4	66.4	85.0
Energy Services Fuel Mgmt. and Wholesale Sales	26.5	33.3	108.6	125.3
Total	58.8	56.8	274.6	300.8

Common Stock Data
Yield at September 30,	4.0%	3.8%	4.0%	3.8%
Market Price at September 30,	$48.15	$47.20	$48.15	$47.20
Shares Out. at September 30,	100,479	99,461	100,479	99,461
Market Cap. at September 30,	$4,838,044	$4,694,580	$4,838,044	$4,694,580

NJR Reports Fiscal 2025 Fourth Quarter and Year-End Results

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands, except customer and weather data)	2025	2024	2025	2024
NATURAL GAS DISTRIBUTION

Utility Gross Margin
Operating revenues	$145,178	$105,091	$1,302,617	$1,019,832
Less:
Natural gas purchases	48,748	33,817	528,992	414,635
Operating and maintenance (1)	29,938	22,935	120,175	113,984
Regulatory rider expense	5,243	3,566	87,199	60,327
Depreciation and amortization	36,584	29,620	140,368	112,492
Gross margin	24,665	15,153	425,883	318,394
Add:
Operating and maintenance (1)	29,938	22,935	120,175	113,984
Depreciation and amortization	36,584	29,620	140,368	112,492
Total Utility Gross Margin	$91,187	$67,708	$686,426	$544,870
(1) Excludes selling, general and administrative expenses of $25.7 million and $23.6 million for the three months ended September 30, 2025 and 2024, respectively, and $110.7 million and $111.3 million for the fiscal years ended September 30, 2025 and 2024, respectively.

Utility Gross Margin, Operating Income and Net Income
Residential	$51,916	$38,954	$471,733	$369,522
Commercial, Industrial & Other	17,079	13,058	97,980	78,033
Firm Transportation	16,793	12,888	93,543	75,641
Total Firm Margin	85,788	64,900	663,256	523,196
Interruptible	1,507	1,118	4,743	3,798
Total System Margin	87,295	66,018	667,999	526,994
Basic Gas Supply Service Incentive	3,892	1,690	18,427	17,876
Total Utility Gross Margin	91,187	67,708	686,426	544,870
Operation and maintenance expense	55,676	46,487	230,876	225,260
Depreciation and amortization	36,584	29,620	140,368	112,492
Operating (Loss) Income	$(1,073)	$(8,399)	$315,182	$207,118

Net (Loss) Income	$(7,977)	$(19,000)	$213,541	$133,400

Net Financial (Loss) Earnings	$(7,977)	$(19,000)	$213,541	$133,400

Throughput (Bcf)
Residential	3.5	3.4	47.8	44.5
Commercial, Industrial & Other	0.8	0.8	9.1	8.5
Firm Transportation	1.4	1.4	11.7	11.7
Total Firm Throughput	5.7	5.6	68.6	64.7
Interruptible	11.8	9.5	31.0	25.8
Total System Throughput	17.5	15.1	99.6	90.5
Off System/Capacity Management	14.8	8.4	66.4	85.0
Total Throughput	32.3	23.5	166.0	175.5

Customers
Residential	535,852	528,502	535,852	528,502
Commercial, Industrial & Other	32,051	31,927	32,051	31,927
Firm Transportation	20,967	22,442	20,967	22,442
Total Firm Customers	588,870	582,871	588,870	582,871
Interruptible	85	31	85	31
Total System Customers	588,955	582,902	588,955	582,902
Off System/Capacity Management*	20	14	20	14
Total Customers	588,975	582,916	588,975	582,916
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	5	8	4,152	3,960
Normal	25	25	4,395	4,463
Percent of Normal	20.0%	32.0%	94.5%	88.7%

NJR Reports Fiscal 2025 Fourth Quarter and Year-End Results

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands, except customer, RECs and megawatt)	2025	2024	2025	2024
CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$49,689	$56,307	$67,686	$82,539
TREC sales	6,095	4,296	15,676	13,396
SREC II sales	754	621	1,899	1,715
Merchant Power	5,080	3,548	12,789	9,024
PPA / Other	4,480	3,464	12,581	11,910
Residential solar portfolio	—	3,059	1,870	11,979
Total Operating Revenues	$66,098	$71,295	$112,501	$130,563
Depreciation and Amortization	$6,404	$7,035	$24,105	$27,869

Operating Income	$36,048	$51,637	$88,416	$58,652

Income Tax Provision	$7,220	$11,877	$18,214	$11,406

Net Income	$23,841	$35,470	$61,156	$33,662

Net Financial Earnings	$23,841	$35,470	$61,156	$33,662

Solar Renewable Energy Certificates Generated	125,100	134,901	356,977	402,056

Solar Renewable Energy Certificates Sold	241,119	294,943	328,776	419,266

Transition Renewable Energy Certificates Generated	41,077	30,114	106,334	93,913

Solar Renewable Energy Certificates II Generated	8,264	6,828	20,783	19,087

ENERGY SERVICES

Operating Income
Operating revenues	$81,909	$178,420	$453,457	$485,391
Less:
Gas purchases	84,935	79,097	372,431	305,938
Operation and maintenance expense	1,737	2,035	16,089	24,969
Depreciation and amortization	48	47	187	205
Operating (Loss) Income	$(4,811)	$97,241	$64,750	$154,279

Net (Loss) Income	$(5,689)	$70,703	$40,878	$106,745

Financial Margin	$(1,585)	$96,302	$73,142	$185,710

Net Financial (Loss) Earnings	$(4,532)	$68,284	$34,868	$111,515

Gas Sold and Managed (Bcf)	26.5	33.3	108.6	125.3

STORAGE AND TRANSPORTATION

Operating Revenues	$27,349	$24,830	$106,413	$96,209

Equity in Earnings of Affiliates	$783	$956	$3,813	$2,816

Operation and Maintenance Expense	$12,527	$12,341	$46,930	$43,083

Other Income, Net	$2,032	$2,907	$8,416	$10,207

Interest Expense	$5,643	$5,867	$23,170	$23,441

Income Tax Provision	$1,890	$1,555	$5,985	$4,551

Net Income	$4,636	$2,468	$18,541	$12,229

Net Financial Earnings	$4,636	$2,468	$18,541	$12,229

HOME SERVICES AND OTHER

Operating Revenues	$15,799	$16,540	$62,888	$62,635

Operating (Loss) Income	$(1,748)	$684	$(81)	$2,642

Net (Loss) Income	$(825)	$(639)	$(407)	$26

Net Financial (Loss) Earnings	$(825)	$(639)	$(407)	$26

Total Service Contract Customers at September 30	98,120	99,753	98,120	99,753